Exhibit (j)

CUSTODY AGREEMENT

This CUSTODY AGREEMENT (“Agreement”), dated as of [   ] is by and between CRESCENT CAPITAL FINANCE GROUP, INC., a Delaware corporation with offices at 111000 Santa Monica Boulevard, Suite 2000, Los Angeles, California 90025 (the “Fund”) and THE BANK OF NEW YORK MELLON, a New York corporation authorized to do a banking business having its principal office and place of business at One Wall Street, New York, New York 10286 (“Custodian”).

W I T N E S S E T H:

that for and in consideration of the mutual promises hereinafter set forth, the Fund and Custodian agree as follows:

ARTICLE I
DEFINITIONS

Whenever used in this Agreement, the following words shall have the meanings set forth below:

1.     “1940 Act” shall mean the Investment Company Act of 1940, as amended, and the rules promulgated thereunder.

2.     “Authorized Person” shall be any person, whether or not an officer or employee of the Fund, duly authorized by the Fund’s board to execute any Certificate or to give any Oral Instruction with respect to one or more Accounts, such persons to be designated in a Certificate annexed hereto as Schedule I hereto or such other Certificate as may be received by Custodian from time to time.

3.     “BNY Affiliate” shall mean any direct of indirect subsidiary of Custodian, or any entity controlling or in common control with Custodian.

4.     “Book-Entry System” shall mean the Federal Reserve/Treasury book-entry system for receiving and delivering securities, its successors and nominees.

5.     “Business Day” shall mean any day on which Custodian and relevant Depositories are open for business.

6.     “Certificate” shall mean any notice, instruction, or other instrument in writing, authorized or required by this Agreement to be given to Custodian, which is actually received by Custodian by letter or facsimile transmission and signed on behalf of the Fund by an Authorized Person or a person reasonably believed by Custodian to be an Authorized Person.

7.     [“Certificated Security” shall mean a promissory note or other debt obligation or a warrant or similar right to purchase shares, each in physical form and from time to time contained in a Loan Document File (as hereinafter defined) or otherwise delivered to Custodian pursuant to this Agreement or held at a Subcustodian.]

8.     “Composite Currency Unit” shall mean the Euro or any other composite currency unit consisting of the aggregate of specified amounts of specified currencies, as such unit may be constituted from time to time.

9.     “Depository” shall include any securities depository (as defined in Rule 17f-4 under the 1940 Act) registered with the Securities and Exchange Commission and identified to the Fund from time to time.

10.   “Foreign Depository” shall mean any Eligible Securities Depository as defined in Rule 17f-7 under the 1940 Act, as amended, identified in writing to the Fund from time to time.

11.   “Instructions” shall mean communications actually received by Custodian by S.W.I.F.T., tested telex, letter, facsimile transmission, or other method or system specified by Custodian as available for use in connection with the services hereunder.

12.   [“Loan Document File” shall mean a hard copy file, which the Fund represents contains Loan Documents (as hereinafter defined), delivered to and received by Custodian hereunder.]

13.   “Loan Documents” shall mean all documents and instruments relating to any Loans (as hereinafter defined), including, without limitation, loan or credit agreements, assignment and acceptance agreements, promissory notes, deeds, mortgages and security agreements contained in a Loan Document File.

14.   “Loans” shall mean loans or loan commitments by the Fund to its customers.

15.   “Oral Instructions” shall mean non-written instructions received by Custodian from an Authorized Person or from a person reasonably believed by Custodian to be an Authorized Person.

16.   “Series” shall mean the various portfolios, if any, of the Fund listed on Schedule II hereto, and if none are listed references to Series shall be references to the Fund.

17.   “Securities” shall include, by way of example and not limitation, any common stock or other equity securities, bonds, debentures, debt securities notes, mortgages, loans, warrants or any instruments representing rights to receive, purchase, or subscribe for the same, or representing any other rights or interests therein whether certificated or held in a Depository or by a Subcustodian, or, upon the consent of Custodian, over-the-counter futures, options and/or swaps.

18.   “Subcustodian” shall mean a bank (including any branch thereof) or other financial institution (other than a Foreign Depository) located outside the U.S. and meeting the definition of an “Eligible Foreign Custodian under Rule 17f-5 of the 1940 Act, which is utilized by Custodian in connection with the purchase, sale or custody of Securities hereunder and identified to the Fund from time to time.

ARTICLE II
APPOINTMENT OF CUSTODIAN; ACCOUNTS;
REPRESENTATIONS, WARRANTIES, AND COVENANTS

1.     (a)           The Fund hereby appoints Custodian as custodian of all Securities and cash at any time delivered to Custodian during the term of this Agreement, and authorizes Custodian to hold Securities in registered form in its name or the name of its nominee.  Custodian hereby accepts such appointment and agrees to establish and maintain one or more securities accounts and cash accounts for each Series in which Custodian will hold Securities and cash as provided herein and in accordance with the 1940 Act.  Custodian shall maintain books and records segregating the assets of each Series from the other assets held by Custodian of any other Series.  Such accounts (each, an “Account”; collectively, the “Accounts”) shall be in the name of the Fund.

(b)           Custodian may from time to time establish on its books and records such sub-accounts within each Account as the Fund and Custodian may in writing agree upon (each a “Special Account”), and Custodian shall reflect therein such assets as the Fund may specify in a Certificate or Instructions.

(c)           Custodian may from time to time establish pursuant to a written agreement with and for the benefit of a broker, dealer, future commission merchant or other third party identified in a Certificate or Instructions such accounts on such terms and conditions as the Fund and Custodian shall agree in writing, and Custodian shall transfer to such account such Securities and money as the Fund may specify in a Certificate or Instructions.

2.     The Fund hereby represents and warrants, which representations and warranties shall be continuing and shall be deemed to be reaffirmed upon each delivery of a Certificate or each giving of Oral Instructions or Instructions by the Fund, that:

(a)           it is duly organized and existing under the laws of the jurisdiction of its organization, and has all requisite power and authority under law and its governing documents to enter into and perform this Agreement;

(b)           this Agreement has been duly authorized, executed and delivered by the Fund, and, upon due execution by Custodian, constitutes a valid and legally binding obligation of the Fund, enforceable in accordance with its terms, subject to bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting the enforcement of creditors’ rights generally;

(c)           it is conducting its business in substantial compliance with all applicable laws and requirements, both state and federal, and has obtained all regulatory licenses, approvals and consents as may be necessary to carry on its business as now conducted;

(d)           the entry into and performance of its obligations hereunder will not in any material way conflict with or represent a breach or default under any agreement or other understanding by which it or its assets are bound;

(e)           to the extent applicable, the Fund or its investment adviser has determined (i) that the custody arrangements of each Foreign Depository provide reasonable safeguards against the custody risks associated with maintaining assets with such Foreign Depository within the meaning of Rule 17f-7 under the 1940 Act, and (ii) that the use of each Subcustodian satisfies the applicable requirements of Rule 17f-5 under the 1940 Act;

(f)            it understands the protections and risks associated with various methods of communication among the parties, and shall itself and cause each Authorized Person to, safeguard and treat with commercially reasonable care any user and authorization codes, passwords and/or authentication keys; and shall implement commercially reasonable security procedures to be followed in connection therewith to provide a commercially reasonable degree of protection in light of its particular needs and circumstances;

(g)           subject to the terms of Article V, it shall manage its borrowings, including, without limitation, any advance or overdraft (including any day-light overdraft) in the Accounts, so that the aggregate of its total borrowings for each Series does not exceed the amount such Series is permitted to borrow under the 1940 Act at the time of such borrowing;

3.     The Custodian hereby represents and warrants, which representations and warranties shall be continuing and shall be deemed to be reaffirmed upon each delivery of a Certificate or each giving of Oral Instructions or Instructions by the Fund, that:

(a)           it is a bank duly organized and validly existing and in good standing under the laws of the State of New York;

(b)           it is qualified to serve as a custodian pursuant to Subsection 17 of the 1940 Act and is a U.S. Bank as defined in Rule 17f-5 under the 1940 Act;

(c)           it has the requisite power and authority under applicable law and its governing documents to enter into and perform this Agreement;

(d)           all requisite proceedings have been taken to authorize it to enter into and perform this Agreement;

(e)           this Agreement constitutes a valid and legally binding obligation of Custodian, enforceable in accordance with its terms, subject to bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting the enforcement of creditors’ rights generally; and

(f)            its performance of its obligations hereunder will not result in a material conflict with any other agreement or obligation of Custodian or any law or regulation applicable to it.

4.     The Fund hereby covenants that it shall from time to time complete and execute and deliver to Custodian upon Custodian’s request a Form FR U-1 (or successor form) whenever the Fund borrows from Custodian any money to be used for the purchase or carrying of margin stock as defined in Federal Reserve Regulation U.

ARTICLE III
CUSTODY AND RELATED SERVICES

1.     (a)           Subject to the terms hereof, the Fund hereby authorizes Custodian to hold any Securities received by it from time to time for the Fund’s account.  Custodian shall be entitled, in the exercise of due care and reasonable discretion in the selection, retention and supervision,  to utilize, subject to subsection (c) of this Subsection 1, Depositories, Subcustodians, and, subject to subsection (d) of this Subsection 1, Foreign Depositories, to the extent possible in connection with its performance hereunder.  Securities and cash held in a Depository or Foreign Depository will be held subject to the rules, terms and conditions of such Depository or Foreign Depository.  Securities and cash held through Subcustodians shall be held subject to the terms and conditions of Custodian’s agreements with such Subcustodians.  Subcustodians may be authorized to hold Securities in Foreign Depositories in which such Subcustodians participate.  Unless otherwise required by local law or practice or a particular subcustodian agreement, Securities deposited with a Subcustodian, a Depositary or a Foreign Depository will be held in a commingled account, in the name of Custodian, holding only Securities held by Custodian as custodian for its customers.  Custodian shall identify on its books and records the Securities and cash belonging to the Fund, whether held directly or indirectly through Depositories, Foreign Depositories, or Subcustodians.  Custodian shall, directly or indirectly through Subcustodians, Depositories, or Foreign Depositories, endeavor, to the extent feasible, to hold Securities in the country or other jurisdiction in which the principal trading market for such Securities is located, where such Securities are to be presented for cancellation and/or payment and/or registration, or where such Securities are acquired.  Custodian at any time may cease utilizing any Subcustodian and/or may replace a Subcustodian with a different Subcustodian (the “Replacement Subcustodian”).  In the event Custodian selects a Replacement Subcustodian, Custodian shall not utilize such Replacement Subcustodian until after the Fund’s board or foreign custody manager has determined that utilization of such Replacement Subcustodian satisfies the requirements of the 1940 Act and Rule 17f-5 thereunder.  Notwithstanding anything in the foregoing to the contrary, (i) Custodian shall be responsible for the performance or failure of performance hereunder of any Subcustodian that is a BNY Affiliate, and (ii) shall exert all commercially reasonable efforts to recover from any Subcustodian not a BNY Affiliate any losses incurred by the Fund as a consequence of the negligence or willful misconduct of such Subcustodian.

(b)           Unless Custodian has received a Certificate or Instructions to the contrary, Custodian shall hold Securities indirectly through a Subcustodian only if (i) the Securities are not subject to any right, charge, security interest, lien or claim of any kind in favor of such Subcustodian or its creditors or operators, including a receiver or trustee in bankruptcy or similar authority, except for a claim of payment for the safe custody or administration of Securities on behalf of the Fund by such Subcustodian, and (ii) beneficial ownership of the Securities is freely transferable without the payment of money or value other than for safe custody or administration.

(c)           With respect to each Depository, Custodian (i) shall exercise all due care in accordance with reasonable commercial standards in discharging its duties as a securities intermediary to obtain and thereafter maintain Securities or financial assets deposited or held in such Depository, and (ii) will provide, promptly upon request by the Fund, such reports as are available concerning the internal accounting controls and financial strength of Custodian.

(d)           With respect to each Foreign Depository, Custodian shall exercise reasonable care, prudence, and diligence (i) to provide the Fund with an analysis of the custody risks associated with maintaining assets with the Foreign Depository, and (ii) to monitor such custody risks on a continuing basis and promptly notify the Fund of any material change in such risks.  The Fund acknowledges and agrees that such analysis and monitoring shall be made on the basis of, and limited by, information gathered from Subcustodians or through publicly available information otherwise obtained by Custodian, and shall not include any evaluation of Country Risks.  As used herein the term “Country Risks” shall mean with respect to any Foreign Depository:  (a) the financial infrastructure of the country in which it is organized, (b) such country’s prevailing custody and settlement practices, (c) nationalization, expropriation or other governmental actions, (d) such country’s regulation of the banking or securities industry, (e) currency controls, restrictions, devaluations or fluctuations, and (f) market conditions which affect the order execution of securities transactions or affect the value of securities.

2.     Custodian shall furnish the Fund with an advice of daily transactions (including a confirmation of each transfer of Securities) and a monthly summary of all transfers to or from the Accounts.

3.     With respect to all Securities held hereunder, Custodian shall, unless otherwise instructed to the contrary:

(a)   receive all income and other payments and advise the Fund as promptly as practicable of any such amounts due but not paid;

(b)   present for payment and receive the amount paid upon all Securities which may mature, and advise the Fund as promptly as practicable of any such amounts due but not paid;

(c)   forward to the Fund copies of all information or documents that it may actually receive from an issuer of Securities which, in the reasonable judgment of Custodian, are intended for the beneficial owner of Securities;

(d)   execute, as custodian, any certificates of ownership, affidavits, declarations or other certificates under any tax laws now or hereafter in effect in connection with the collection of bond and note coupons;

(e)   hold directly or through a Depository, a Foreign Depository, or a Subcustodian all rights and similar Securities issued with respect to any Securities credited to an Account hereunder; and

(f)    endorse for collection checks, drafts or other negotiable instruments.

(g)   (i)    Custodian shall notify the Fund promptly of rights or discretionary actions with respect to Securities held hereunder, and of the date or dates by when such rights must be exercised or such action must be taken, provided that Custodian has actually received, from the issuer or the relevant Depository (with respect to Securities issued in the United States) or from the relevant Subcustodian, Foreign Depository, or a nationally or internationally recognized bond or corporate action service to which Custodian subscribes, timely notice of such rights or discretionary corporate action or of the date or dates such rights must be exercised or such action must be taken.  Absent actual receipt of such notice, Custodian shall have no liability for failing to so notify the Fund.

(ii)   Whenever Securities (including, but not limited to, warrants, options, tenders, options to tender or non-mandatory puts or calls) confer discretionary rights on the Fund or provide for discretionary action or alternative courses of action by the Fund, the Fund shall be responsible for making any decisions relating thereto and for directing Custodian to act.  In order for Custodian to act, it must receive the Fund’s Certificate or Instructions at Custodian’s offices, addressed as Custodian may from time to time request, not later than noon (New York time) at least two (2) Business Days prior to the last scheduled date to act with respect to such Securities (or such earlier date or time as Custodian may specify to the Fund).  Absent Custodian’s timely receipt of such Certificate or Instructions, Custodian shall not be liable for failure to take any action relating to or to exercise any rights conferred by such Securities.

4.     All voting rights with respect to Securities, however registered, shall be exercised by the Fund or its designee.  Custodian will make available to the Fund proxy voting services upon the request of, and for the jurisdictions selected by, the Fund in accordance with terms and conditions to be mutually agreed upon by Custodian and the Fund.

5.     Custodian shall promptly advise the Fund upon Custodian’s actual receipt of notification of the partial redemption, partial payment or other action affecting less than all Securities of the relevant class.  If Custodian, any Subcustodian, any Depository, or any Foreign Depository holds any Securities in which the Fund has an interest as part of a fungible mass, Custodian, such Subcustodian, Depository, or Foreign Depository may select the Securities to participate in such partial redemption, partial payment or other action in any non-discriminatory manner that it customarily uses to make such selection.

6.     Custodian shall not under any circumstances accept bearer interest coupons which have been stripped from United States federal, state or local government or agency securities unless explicitly agreed to by Custodian in writing.

7.     The Fund shall be liable for all taxes, assessments, duties and other governmental charges, including any interest or penalty with respect thereto (“Taxes”), with respect to any cash or Securities held on behalf of the Fund or any transaction related thereto.  The Fund shall indemnify Custodian and each Subcustodian for the amount of any Tax that Custodian, any such Subcustodian or any other withholding agent is required under applicable laws (whether by assessment or otherwise) to pay on behalf of, or in respect of income earned by or payments or distributions made to or for the account of the Fund (including any payment of Tax required by reason of an earlier failure to withhold).  Custodian shall, or shall instruct the applicable Subcustodian or other withholding agent to, withhold the amount of any Tax which is required to be withheld under applicable law upon collection of any dividend, interest or other distribution made with respect to any Security and any proceeds or income from the sale, loan or other transfer of any Security.  In the event that Custodian or any Subcustodian is required under applicable law to pay any Tax on behalf of the Fund, Custodian is hereby authorized to withdraw cash from any cash account in the amount required to pay such Tax and to use such cash, or to remit such cash to the appropriate Subcustodian or other withholding agent, for the timely payment of such Tax in the manner required by applicable law.  If the aggregate amount of cash in all cash accounts is not sufficient to pay such Tax, Custodian shall promptly notify the Fund of the additional amount of cash (in the appropriate currency) required, and the Fund shall directly deposit such additional amount in the appropriate cash account promptly after receipt of such notice, for use by Custodian as specified herein.  In the event that Custodian reasonably believes that Fund is eligible, pursuant to applicable law or to the provisions of any tax treaty, for a reduced rate of, or exemption from, any Tax which is otherwise required to be withheld or paid on behalf of the Fund under any applicable law, Custodian shall, or shall instruct the applicable Subcustodian or withholding agent to, either withhold or pay such Tax at such reduced rate or refrain from withholding or paying such Tax, as appropriate; provided that Custodian shall have received from the Fund all documentary evidence of residence or other qualification for such reduced rate or exemption required to be received under such applicable law or treaty.  In the event that Custodian reasonably believes that a reduced rate of, or exemption from, any Tax is obtainable only by means of an application for refund, Custodian and the applicable Subcustodian shall have no responsibility for the accuracy or validity of any forms or documentation provided by the Fund to Custodian hereunder.  The Fund hereby agrees to indemnify and hold harmless Custodian and each Subcustodian in respect of any liability arising from any underwithholding or underpayment of any Tax which results from the inaccuracy or invalidity of any such forms or other documentation, other than any such liability that arises as a consequence of the negligence or willful misconduct of Custodian or the applicable Subcustodian.  The obligation to indemnify under this Subsection 7 shall survive the expiration or the termination of this Agreement for a period of two (2) years.

8.     (a)           For the purpose of settling Securities and foreign exchange transactions, the Fund shall provide Custodian with sufficient immediately available funds for all transactions by such time and date as conditions in the relevant market dictate. As used herein, “sufficient immediately available funds” shall mean either (i) sufficient cash denominated in U.S. dollars to purchase the necessary foreign currency, or (ii) sufficient applicable foreign currency, to settle the transaction.  Custodian shall provide the Fund with immediately available funds each day which result from the actual settlement of all sale transactions, based upon advices received by Custodian from Subcustodians, Depositories, and Foreign Depositories.  Such funds shall be in U.S. dollars or such other currency as the Fund may specify to Custodian.

(b)           Any foreign exchange transaction effected by Custodian in connection with this Agreement may be entered with Custodian or a BNY Affiliate acting as principal or otherwise through customary banking channels.  The Fund may issue a standing Certificate or Instructions with respect to foreign exchange transactions, but Custodian may establish rules or limitations concerning any foreign exchange facility made available to the Fund.  The Fund shall bear all risks of investing in Securities or holding cash denominated in a foreign currency.

9.             Until such time as Custodian receives a Certificate to the contrary with respect to a particular Security, Custodian may not release the identity of the Fund to an issuer that requests such information pursuant to the Shareholder Communications Act of 1985 for the specific purpose of direct communications between such issuer and shareholder.

ARTICLE IV
PURCHASE AND SALE OF SECURITIES;
CREDITS TO ACCOUNT

1.     Promptly after each purchase or sale of Securities by the Fund, the Fund shall deliver to Custodian a Certificate or Instructions, or with respect to a purchase or sale of a Security generally required to be settled on the same day the purchase or sale is made, Oral Instructions specifying all information Custodian may reasonably request to settle such purchase or sale.  Custodian shall account for all purchases and sales of Securities on the actual settlement date unless otherwise agreed by the parties hereto.

2.     The Fund understands that when Custodian is instructed to deliver Securities against payment, delivery of such Securities and receipt of payment therefor may not be completed simultaneously.  Notwithstanding any provision in this Agreement to the contrary, settlements, payments and deliveries of Securities may be effected by Custodian or any Subcustodian in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction in which the transaction occurs, including, without limitation, delivery to a purchaser or dealer therefor (or agent) against receipt with the expectation of receiving later payment for such Securities.  The Fund assumes responsibility for the risks, including, without limitation, credit risks, involved in connection with such deliveries of Securities, it being understood that nothing in the foregoing is to be read as an assumption of any risk or liability arising as a consequence of the negligence or willful misconduct of Custodian.

3.     Except as provided in, and subject to the terms of, Article V, Custodian may, as a matter of bookkeeping convenience or by separate agreement with the Fund, credit the Account with the proceeds from the sale, redemption or other disposition of Securities or interest, dividends or other distributions payable on Securities prior to its actual receipt of final payment therefor.  All such credits shall be conditional until Custodian’s actual receipt of final payment and may be reversed by Custodian to the extent that final payment is not received.  Payment with respect to a transaction will not be “final” until Custodian shall have received immediately available funds which under applicable local law, rule and/or practice are irreversible and not subject to any security interest, levy or other encumbrance, and which are specifically applicable to such transaction.

ARTICLE V
OVERDRAFTS OR INDEBTEDNESS

1.     If Custodian should in its sole discretion advance funds on behalf of any Series which results in an overdraft (including, without limitation, any day-light overdraft) because the money held by Custodian in an Account for such Series shall be insufficient to pay the total amount payable upon a purchase of Securities or Loans specifically allocated to such Series, as set forth in a Certificate, Instructions or Oral Instructions, or if an overdraft arises in the separate account of a Series for some other reason, including, without limitation, because of a reversal of a conditional credit or the purchase of any currency, or if, upon direction of the Fund, the Fund is for any other reason indebted to Custodian with respect to a Series, including any indebtedness to The Bank of New York Mellon under the Fund’s Cash Management and Related Services Agreement (except a borrowing for investment or for temporary or emergency purposes using Securities as collateral pursuant to a separate agreement and subject to the provisions of Subsection 2 of this Article), such overdraft or indebtedness shall be deemed to be a loan made by Custodian to the Fund for such Series payable on demand and shall bear interest from the date incurred at a rate per annum ordinarily charged by Custodian to its institutional customers, as such rate may be adjusted from time to time.  In addition, the Fund hereby agrees that Custodian shall to the maximum extent permitted by law have a continuing lien, security interest, and security entitlement in and to any property, including, without limitation, any investment property or any financial asset of such Series at any time held by Custodian for the benefit of such Series or in which such Series may have an interest which is then in Custodian’s possession or control or in possession or control of any third party acting in Custodian’s behalf.  The Fund authorizes Custodian, in its sole discretion, at any time to charge any such overdraft or indebtedness together with interest due thereon against any balance of account standing to such Series’ credit on Custodian’s books.

2.     If the Fund borrows money from any bank (including Custodian if the borrowing is pursuant to a separate agreement) for investment or for temporary or emergency purposes using Securities held by Custodian hereunder as collateral for such borrowings, the Fund shall deliver to Custodian a Certificate specifying with respect to each such borrowing:  (a) the Series to which such borrowing relates; (b) the name of the bank, (c) the amount of the borrowing, (d) the time and date, if known, on which the loan is to be entered into, (e) the total amount payable to the Fund on the borrowing date, (f) the Securities or Loan Document Files to be delivered as collateral for such loan, including the name of the issuer, the title and the number of shares or the principal amount of any particular Securities, and (g) a statement specifying whether such loan is for investment purposes or for temporary or emergency purposes and that such loan and its collateralization is in conformance with the 1940 Act and the Fund’s prospectus.  Custodian shall deliver on the borrowing date specified in a Certificate the specified collateral against payment by the lending bank of the total amount of the loan payable, provided that the same conforms to the total amount payable as set forth in the Certificate.   Custodian may, at the option of the lending bank, keep such collateral in its possession, but such collateral shall be subject to all rights therein given the lending bank by virtue of any promissory note or loan agreement.  Custodian shall deliver such Securities as additional collateral as may be specified in a Certificate to collateralize further any transaction described in this Subsection 2.  The Fund shall cause all Securities or Loan Document Files released from collateral status to be returned directly to Custodian, and Custodian shall receive from time to time such return of collateral as may be tendered to it.   In the event that the Fund fails to specify in a Certificate the Series, the name of the issuer, the title and number of shares or the principal amount of any particular Securities or to identify any particular Loan Document File to be delivered as collateral by Custodian, Custodian shall not be under any obligation to deliver any Securities or Loan Document File.

ARTICLE VI
SALE AND REDEMPTION OF SHARES

1.     Whenever the Fund shall sell any shares issued by the Fund (“Shares”) it shall deliver to Custodian a Certificate or Instructions specifying the amount of money and/or Securities to be received by Custodian for the sale of such Shares and specifically allocated to an Account for such Series.

2.     Upon receipt of such money, Custodian shall credit such money to an Account in the name of the Series for which such money was received.

3.     Except as provided hereinafter, whenever the Fund desires Custodian to make payment out of the money held by Custodian hereunder in connection with a redemption of any Shares, it shall furnish to Custodian a Certificate or Instructions specifying the total amount to be paid for such Shares.  Custodian shall make payment of such total amount to the transfer agent specified in such Certificate or Instructions out of the money held in an Account of the appropriate Series.

ARTICLE VII
PAYMENT OF DIVIDENDS OR DISTRIBUTIONS

1.     Whenever the Fund shall determine to pay a dividend or distribution on Shares it shall furnish to Custodian Instructions or a Certificate setting forth with respect to the Series specified therein the date of the declaration of such dividend or distribution, the total amount payable, and the payment date.

2.     Upon the payment date specified in such Instructions or Certificate, Custodian shall pay out of the money held for the account of such Series the total amount payable to the dividend agent of the Fund specified therein.

ARTICLE VIII
CONCERNING CUSTODIAN

1.     (a)           Except as otherwise expressly provided herein, Custodian shall not be liable for any costs, expenses, damages, liabilities or claims, including reasonable attorneys’ fees and costs of suit (collectively, “Losses”), incurred by or asserted against the Fund in connection with a third party claim against Custodian, except those Losses arising out of the failure of Custodian (or any BNY Affiliate) to exercise the Standard of Care (as hereafter defined), or the negligence or willful misconduct of Custodian (of a BNY Affiliate).  Custodian shall have no liability whatsoever for the action or inaction of any Depositories or of any Foreign Depositories, except in each case to the extent such action or inaction is a direct result of the Custodian’s failure to fulfill its duties hereunder, which failure shall be deemed to include a failure to conform with the Standard of Care, or the negligence or willful misconduct of Custodian (or a BNY Affiliate).  With respect to any Losses incurred by the Fund as a result of the acts or any failures to act by any Subcustodian (other than a BNY Affiliate), Custodian shall take all commercially practicable action to recover such Losses from such Subcustodian; and Custodian’s sole responsibility and liability to the Fund shall be limited to amounts so received from such

Subcustodian (exclusive of costs and expenses incurred by Custodian).  In no event shall Custodian or the Fund be liable to each other or any third party for special, indirect or consequential damages, or lost profits or loss of business, arising in connection with this Agreement.  Except where Losses to the Fund arise as a consequence of the failure of Custodian (or a BNY Affiliate) to conform to the Standard of Care, or in the case of negligence or willful misconduct by Custodian (or a BNY Affiliate), none of Custodian or any Subcustodian shall be liable:  (i) for acting in accordance with any Certificate or Oral Instructions  actually received by Custodian and reasonably believed by Custodian to be given by an Authorized Person; (ii) for holding property in any particular country, including, but not limited to, Losses resulting from nationalization, expropriation or other governmental actions; regulation of the banking or securities industry; exchange or currency controls or restrictions, devaluations or fluctuations; availability of cash or Securities or market conditions which prevent the transfer of property or execution of Securities transactions or affect the value of property; (iii) for any Losses due to forces beyond the reasonable control of Custodian, including without limitation strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes or acts of God, or interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services (it being understood that Custodian shall take such steps as are commercially practicable to mitigate such Losses); (iv) for the insolvency of any Subcustodian (other than a BNY Affiliate), any Depository, or, except to the extent such action or inaction is a direct result of the Custodian’s failure to fulfill its duties hereunder, any Foreign Depository; or (v) for any Losses arising from the applicability of any law or regulation now or hereafter in effect, or from the occurrence of any event, including, without limitation, implementation or adoption of any rules or procedures of a Foreign Depository, which may affect, limit, prevent or impose costs or burdens on, the transferability, convertibility, or availability of any currency or Composite Currency Unit in any country or on the transfer of any Securities, and in no event shall Custodian be obligated to substitute another currency for a currency (including a currency that is a component of a Composite Currency Unit) whose transferability, convertibility or availability has been affected, limited, or prevented by such law, regulation or event, and to the extent that any such law, regulation or event imposes a cost or charge upon Custodian in relation to the transferability, convertibility, or availability of any cash currency or Composite Currency Unit, such cost or charge shall be for the account of the Fund, and Custodian may treat any account denominated in an affected currency as a group of separate accounts denominated in the relevant component currencies.

(b)           Custodian may enter into subcontracts, agreements and understandings with any BNY Affiliate, whenever and on such terms and conditions as it deems necessary or appropriate to perform its services hereunder.  No such subcontract, agreement or understanding shall discharge Custodian from its obligations hereunder, and Custodian shall remain liable for the performance or failure of performance of any BNY Affiliate hereunder.

2.     (a) Subject to Custodian’s obligations of indemnification set forth in Subsection 2(b), below, the Fund shall defend and indemnify Custodian for, and hold it harmless from and against, any Losses incurred by it as a result of a third party claim against Custodian arising as a result of the Fund’s breach of any representation, warranty or covenant hereunder, or the Fund’s negligence or willful misconduct.

(b)           Custodian shall defend and indemnify the Fund for, and hold the Fund harmless from any Losses incurred by the Fund by reason of any third party claim against the Fund  arising as a result of Custodian’s negligence or willful misconduct in the performance of services hereunder or Custodian’s failure to perform in accordance with the Standard of Care.

(c)           “Standard of Care” shall mean the standard of care and diligence that a professional acting in like capacity as a service provider providing custodial services, or equivalent services, provides, and shall be deemed to include a level of professional expertise in the provision of such services consistent with prevailing industry standards in the provision of such services.

(d)                   Procedures.  A party’s obligation to indemnify the other party hereunder is conditioned on the party claiming indemnification (the “Indemnified Party”) giving prompt notice to the other party (in such capacity, the “Indemnifying Party”) of the institution of a claim for which indemnification will be sought, such notice to set forth in reasonable detail the claimant, the nature of the claim, and the breach, default, negligence or misconduct on the part of the Indemnifying Party giving rise to the indemnification obligation hereunder.  Notwithstanding the foregoing, a delay in notice given hereunder shall not relieve an Indemnifying Party of its obligations hereunder unless the Indemnifying Party is actually and materially prejudiced by such delay.  The Indemnified Party shall be permitted to assume the control of the defense and settlement of a claim for indemnification, and the Indemnifying Party shall provide all reasonable assistance and cooperation in such defense, it being understood that the Indemnifying Party may not, without the Indemnified Party’s consent, compromise or settle any claim that involves any admission of fault or liability by the Indemnified Party, or that purports to obligate the Indemnified Party to take or forbear from taking any action.

(e)           Survival of Indemnification Provisions.  The indemnification provisions set forth in this Subsection 2 shall survive the expiration or termination of this Agreement termination of this Agreement for a period of two (2) years.

(f)            Notwithstanding anything in this Subsection 2 to the contrary, Custodian shall not be liable to the Fund for any Losses incurred by the Fund or any other person as a result of (i) the receipt or acceptance of fraudulent, forged or invalid Securities, or Securities which are otherwise not freely transferable or deliverable without encumbrance in any relevant market (unless Custodian knew or should have known that such Securities were fraudulent, forged, invalid, or not transferable or deliverable); (ii) the validity of the issue of any Securities purchased, sold, or written by or for the Fund, the legality of the purchase, sale or writing thereof, or the propriety of the amount paid or received therefor; (iii) the legality of the sale or redemption of any Shares, or the propriety of the amount to be received or paid therefor; (iv) the legality of the declaration or payment of any dividend or distribution by the Fund; (v) the legality of any borrowing by the Fund; (vi) the legality of any loan of portfolio Securities, nor shall Custodian be under any duty or obligation to see to it that any cash or collateral delivered to it by a broker, dealer or financial institution or held by it at any time as a result of such loan of portfolio Securities is adequate security for the Fund against any loss it might sustain as a result of such loan, which duty or obligation shall be the sole responsibility of the Fund.  In addition, Custodian shall be under no duty or obligation to see that any broker, dealer or financial institution to which portfolio Securities of the Fund are loaned makes payment to it of any dividends or interest which are payable to or for the account of the Fund during the period of such loan or at the termination of such loan, provided, however, that Custodian shall promptly notify the Fund in the event that such dividends or interest are not paid and received when due (for the avoidance of doubt, it is acknowledged and agreed that Custodian shall not lend any portfolio Security of the Fund except pursuant to a Certificate); (vii) the sufficiency or value of any amounts of money and/or Securities held in any Special Account in connection with transactions by the Fund; whether any broker, dealer, futures commission merchant or clearing member makes payment to the Fund of any variation margin payment or similar payment which the Fund may be entitled to receive from such broker, dealer, futures commission merchant or clearing member, or whether any payment received by Custodian from any broker, dealer, futures commission merchant or clearing member is the amount the Fund is entitled to receive, or to notify the Fund of Custodian’s receipt or non-receipt of any such payment; or (viii) whether any Securities at any time delivered to, or held by it or by any Subcustodian, for the account of the Fund and specifically allocated to a Series are such as properly may be held by the Fund or such Series under the provisions of its then current prospectus and statement of additional information, or to ascertain whether any transactions by the Fund, whether or not involving Custodian, are such transactions as may properly be engaged in by the Fund.

3.     In connection with any question of law arising in the course of and related to Custodian’s performance of its duties hereunder, Custodian may consult with legal counsel (including internal counsel) experienced in the regulatory and legal aspects of the services to be performed hereunder and, with respect to any such matters submitted to counsel relating to the performance of services by Custodian on behalf of the Fund, shall be fully protected from any action taken, suffered or omitted by Custodian hereunder in good faith and in reasonable reliance upon, and in conformance with, the written opinion of such counsel in respect of such question(s).

4.     Custodian shall be under no obligation to take action to collect any amount payable on Securities in default, or if payment is refused after due demand and presentment.

5.     Custodian shall have no duty or responsibility to inquire into, make recommendations, supervise, or determine the suitability of any transactions affecting any Account.

6.     The Fund shall pay to Custodian the fees, charges and expenses as may be specifically agreed upon from time to time.

7.     Subject to Article V, Custodian has the right to debit any cash account for any undisputed amount payable by the Fund in connection with any and all obligations of the Fund to Custodian.  In addition, and further subject to Article V, at any time when the Fund shall not have honored any of its obligations to Custodian, Custodian shall have the right without notice to the Fund to retain or set-off, against such obligations of the Fund, any Securities or cash Custodian or a BNY Affiliate may directly or indirectly hold for the account of the Fund, and any obligations (whether matured or unmatured) that Custodian or a BNY Affiliate may have to the Fund in any currency or Composite Currency Unit.  Any such asset of, or obligation to, the Fund may be transferred to Custodian and any BNY Affiliate in order to effect the above rights.

8.     The Fund agrees to forward to Custodian a Certificate confirming Oral Instructions by the close of business of the same day that such Oral Instructions are given to Custodian, or at such later time as is reasonably practicable.  The Fund agrees that the fact that such confirming Certificate or Instructions are not received or that a contrary Certificate or contrary Instructions are received by Custodian shall in no way affect the validity or enforceability of transactions authorized by such Oral Instructions and effected by Custodian.  If the Fund elects to transmit Instructions through an on-line communications system offered by Custodian, the Fund’s use thereof shall be subject to the Terms and Conditions attached as Appendix I hereto.  If Custodian receives Instructions which appear on their face to have been transmitted by an Authorized Person via (i) computer facsimile, email, the Internet or other insecure electronic method, or (ii) secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys, the Fund understands and agrees that Custodian cannot determine the identity of the actual sender of such Instructions and that Custodian shall conclusively presume that such Written Instructions have been sent by an Authorized Person, and the Fund shall be responsible for ensuring that only Authorized Persons transmit such Instructions to Custodian.  If the Fund elects (with Custodian’s prior consent) to transmit Instructions through an on-line communications service owned or operated by a third party, the Fund agrees that Custodian shall not be responsible or liable for the reliability or availability of any such service.

9.     The books and records pertaining to the Fund which are in possession of Custodian shall be the property of the Fund.  Such books and records shall be prepared and maintained as required by the 1940 Act and the rules thereunder. The Fund, or its authorized representatives, shall have access to such books and records during Custodian’s normal business hours for purposes of inspection and, where appropriate, audit.  Upon the reasonable request of the Fund, copies of any such books and records shall be provided by Custodian to the Fund or its authorized representative.  Upon the reasonable request of the Fund, Custodian shall provide in hard copy or on computer disc any records included in any such delivery which are maintained by Custodian on a computer disc, or are similarly maintained.

10.   It is understood that Custodian is authorized to supply any information regarding the Accounts that is required by any law, regulation or rule now or hereafter in effect.  The Custodian shall provide the Fund with any report obtained by the Custodian on the system of internal accounting control of a Depository, and with such reports on its own system of internal accounting control as the Fund may reasonably request from time to time.

ARTICLE IX
TERMINATION

1.     Either of the parties hereto may terminate this Agreement by giving to the other party a notice in writing specifying the date of such termination, which shall be not less than ninety (90) days after the date of giving of such notice. In the event such notice is given by the Fund, it shall be accompanied by a copy of a resolution of the board of the Fund, certified by the Secretary or any Assistant Secretary, electing to terminate this Agreement and designating a successor custodian or custodians, each of which shall be a bank or trust company eligible to serve as custodian for a unit investment trust under the 1940 Act. In the event such notice is given by Custodian, the Fund shall, on or before the termination date, deliver to Custodian a copy of a resolution of the board of the Fund, certified by the Secretary or any Assistant Secretary, designating a successor custodian or custodians. In the absence of such designation by the Fund, Custodian may designate a successor custodian, which shall be a bank or trust company eligible to serve as custodian for a unit investment trust under the 1940 Act. Upon the date set forth in such notice this Agreement shall terminate, and Custodian shall upon receipt of a notice of acceptance by the successor custodian on that date deliver directly to the successor custodian all Securities, Loan Document Files and money then owned by the Fund and held by it as Custodian, after deducting all fees, expenses and other amounts for the payment or reimbursement of which it shall then be entitled.  For the avoidance of doubt, upon such deduction, any security interest of Custodian in any and all property of the Fund or a Series arising hereunder shall be automatically released.

2.     If a successor custodian is not designated by the Fund or Custodian in accordance with the preceding Subsection, the Fund shall upon the date specified in the notice of termination of this Agreement and upon the delivery by Custodian of all Securities and Loan Document Files (other than Securities which cannot be delivered to the Fund) and money then owned by the Fund be deemed to be its own custodian and Custodian shall thereby be relieved of all duties and responsibilities pursuant to this Agreement, other than the duty with respect to Securities which cannot be delivered to the Fund to hold such Securities hereunder in accordance with this Agreement.

MISCELLANEOUS

3.     The Fund agrees to furnish to Custodian a new Certificate of Authorized Persons in the event of any change in the then present Authorized Persons.  Until such new Certificate is received, Custodian shall be fully protected in acting upon Certificates or Oral Instructions of such present Authorized Persons.

4.     Any notice or other instrument in writing, authorized or required by this Agreement to be given to Custodian, shall be sufficiently given if addressed to Custodian and received by it at its offices at One Wall Street, New York, New York 10286, or at such other place as Custodian may from time to time designate in writing.

5.     Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Fund shall be sufficiently given if addressed to the Fund and received by it at its offices at                                                                                        , or at such other place as the Fund may from time to time designate in writing.

6.     Each and every right granted to either party hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time.  No failure on the part of either party to exercise, and no delay in exercising, any right will operate as a waiver thereof, nor will any single or partial exercise by either party of any right preclude any other or future exercise thereof or the exercise of any other right.

7.     In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any exclusive jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected thereby.  This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties, except that any amendment to the Schedule I hereto need be signed only by the Fund and any amendment to Appendix I hereto need be signed only by Custodian.  This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by either party without the written consent of the other.

8.     This Agreement shall be construed in accordance with the substantive laws of the State of New York, without regard to conflicts of laws principles thereof.  The Fund and Custodian hereby consent to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder.  Each of Custodian and the Fund hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that such proceeding brought in such a court has been brought in an inconvenient forum.  The Fund and Custodian each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.

9.     The Fund hereby acknowledges that Custodian is subject to federal laws, including the Customer Identification Program (CIP) requirements under the USA PATRIOT Act and its implementing regulations, pursuant to which Custodian must obtain, verify and record information that allows Custodian to identify the Fund.  Accordingly, prior to opening an Account hereunder Custodian will ask the Fund to provide certain information including, but not limited to, the Fund’s name, physical address, tax identification number and other information that will help Custodian to identify and verify the Fund’s identity such as organizational documents, certificate of good standing, license to do business, or other pertinent identifying information.  The Fund agrees that Custodian cannot open an Account hereunder unless and until Custodian verifies the Fund’s identity in accordance with its CIP.

10.   [Notwithstanding anything in this Agreement to the contrary, the obligations of the Fund (and Series) entered into in the name or on behalf thereof by any director, trustee, representative, employee or agent thereof are made not individually, but in such capacities, and are not binding upon any of the directors, trustees, shareholders, representatives, employees or agents of the Fund (or Series) personally, but bind only the property of the Fund (or Series), and all persons dealing with the Fund (or Series) must look solely to the property of the Fund (or Series) for the enforcement of any claims against the Fund (or Series). For the avoidance of doubt, it is acknowledged and agreed that the liabilities and obligations of each Series shall be separate and apart from each other Series and under no circumstance shall any Series be liable for the liabilities and obligations of any other Series. For the avoidance of doubt, it is acknowledged and agreed that the agreements made herein by the Fund (or Series) bind and obligate only the Fund (or Series) and its assets and no related, affiliated or controlling person of the Fund (or Series) shall have any liability for the debts or obligations of the Fund (or Series) hereunder.]

11.   This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

IN WITNESS WHEREOF, the Fund and Custodian have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the day and year first above written.

CRESCENT CAPITAL FINANCE GROUP, INC.

By:

Title:

THE BANK OF NEW YORK MELLON

By:

Title:

EXHIBIT A

SCHEDULE I
CERTIFICATE OF AUTHORIZED PERSONS

(The Fund - Oral and Written Instructions)

The undersigned hereby certifies that he/she is the duly elected and acting                                                  of * (the “Fund”), and further certifies that the following officers or employees of the Fund have been duly authorized in conformity with the Fund’s Declaration of Trust and By-Laws to deliver Certificates and Oral Instructions to The Bank of New York Mellon (“Custodian”) pursuant to the Custody Agreement between the Fund and Custodian dated                               , and that the signatures appearing opposite their names are true and correct:

Name	Title	Signature

Name	Title	Signature

Name	Title	Signature

Name	Title	Signature

Name	Title	Signature

Name	Title	Signature

Name	Title	Signature

This certificate supersedes any certificate of Authorized Persons you may currently have on file.

[seal]	By:
Title:

Date:

SCHEDULE II

SERIES

APPENDIX I

ELECTRONIC SERVICES TERMS AND CONDITIONS

1.             License; Use. (a) This Appendix I shall govern the Fund’s use of electronic communications, information delivery, portfolio management and banking services, that The Bank of New York Mellon and its affiliates (“Custodian”) may provide to the Fund, such as The Bank of New York Mellon Inform ™ and The Bank of New York Mellon CA$H-Register Plus®, and any computer software, proprietary data and documentation provided by Custodian to the Fund in connection therewith (collectively, the “Electronic Services”). In the event of any conflict between the terms of this Appendix I and the main body of this Agreement with respect to the Fund’s use of the Electronic Services, the terms of this Appendix I shall control.

(b) Custodian grants to the Fund a personal, nontransferable and nonexclusive license to use the Electronic Services to which the Fund subscribes solely for the purpose of transmitting instructions and information (“Written Instructions”), obtaining reports, analyses and statements and other information and data, making inquiries and otherwise communicating with Custodian in connection with the Fund’s relationship with Custodian.  The Fund shall use the Electronic Services solely for its own internal and proper business purposes and not in the operation of a service bureau.  Except as set forth herein, no license or right of any kind is granted to with respect to the Electronic Services.  The Fund acknowledges that Custodian and its suppliers retain and have title and exclusive proprietary rights to the Electronic Services, including any trade secrets or other ideas, concepts, know-how, methodologies, and information incorporated therein and the exclusive rights to any copyrights, trade dress, look and feel, trademarks and patents (including registrations and applications for registration of either), and other legal protections available in respect thereof.  The Fund further acknowledges that all or a part of the Electronic Services may be copyrighted or trademarked (or a registration or claim made therefor) by Custodian or its suppliers.  The Fund shall not take any action with respect to the Electronic Services inconsistent with the foregoing acknowledgments, nor shall the Fund attempt to decompile, reverse engineer or modify the Electronic Services.  The Fund may not copy, distribute, sell, lease or provide, directly or indirectly, the Electronic Services or any portion thereof to any other person or entity without Custodian’s prior written consent.  The Fund may not remove any statutory copyright notice or other notice included in the Electronic Services.  The Fund shall reproduce any such notice on any reproduction of any portion of the Electronic Services and shall add any statutory copyright notice or other notice upon Custodian’s request.

(c) Portions of the Electronic Services may contain, deliver or rely on data supplied by third parties (“Third Party Data”), such as pricing data and indicative data, and services supplied by third parties (“Third Party Services”) such as analytic and accounting services.  Third Party Data and Third Party Services supplied hereunder are obtained from sources that Custodian believes to be reliable but are provided without any independent investigation by Custodian.  Custodian and its suppliers do not represent or warrant that the Third Party Data or Third Party Services are correct, complete or current.  Third Party Data and Third Party Services are proprietary to their suppliers, are provided solely for the Fund’s internal use, and may not be reused, disseminated or redistributed in any form.  The Fund shall not use any Third Party Data in any manner that would act as a substitute for obtaining a license for the data directly from the supplier.  Third Party Data and Third Party Services should not be used in making any investment decision.  CUSTODIAN AND ITS SUPPLIERS ARE NOT RESPONSIBLE FOR ANY RESULTS OBTAINED FROM THE USE OF OR RELIANCE UPON THIRD PARTY DATA OR THIRD PARTY SERVICES.  Custodian’s suppliers of Third Party Data and Services are intended third party beneficiaries of this Subsection 1(c) and Subsection 5 below.

(d) The Fund understands and agrees that any links in the Electronic Services to Internet sites may be to sites sponsored and maintained by third parties.  Custodian make no guarantees, representations or warranties concerning the information contained in any third party site (including without limitation that such information is correct, current, complete or free of viruses or other contamination), or any products or services sold through third party sites.  All such links to third party Internet sites are provided solely as a convenience to the Fund and the Fund accesses and uses such sites at its own risk.  A link in the Electronic Services to a third party site does not constitute Custodian’s endorsement, authorisation or sponsorship of such site or any products and services available from such site.

2.             Equipment.  The Fund shall obtain and maintain at its own cost and expense all equipment and services, including but not limited to communications services, necessary for it to utilize and obtain access to the Electronic Services, and Custodian shall not be responsible for the reliability or availability of any such equipment or services.

3.             Proprietary Information.  The Electronic Services, and any proprietary data (including Third Party Data), processes, software, information and documentation made available to the Fund (other than which are or become part of the public domain or are legally required to be made available to the public) (collectively, the “Information”), are the exclusive and confidential property of Custodian or its suppliers.  However, for the avoidance of doubt, reports generated by the Fund containing information relating to its account(s) (except for Third Party Data contained therein) are not deemed to be within the meaning of the term “Information.”  the Fund shall keep the Information confidential by using the same care and discretion that the Fund uses with respect to its own confidential property and trade secrets, but not less than reasonable care.  Upon termination of the Agreement or the licenses granted herein for any reason, the Fund shall return to Custodian any and all copies of the Information which are in its possession or under its control (except that the Fund may retain reports containing Third Party Data, provided that such Third Party Data remains subject to the provisions of this Appendix).  The provisions of this Subsection 3 shall not affect the copyright status of any of the

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Information which may be copyrighted and shall apply to all information whether or not copyrighted.

4.             Modifications.  Custodian reserves the right to modify the Electronic Services from time to time.  The Fund agrees not to modify or attempt to modify the Electronic Services without Custodian’s prior written consent.  The Fund acknowledges that any modifications to the Electronic Services, whether by the Fund or Custodian and whether with or without Custodian’s consent, shall become the property of Custodian.

5.             NO REPRESENTATIONS OR WARRANTIES; LIMITATION OF LIABILITY.  CUSTODIAN AND ITS MANUFACTURERS AND SUPPLIERS MAKE NO WARRANTIES OR REPRESENTATIONS WITH RESPECT TO THE ELECTRONIC SERVICES OR ANY THIRD PARTY DATA OR THIRD PARTY SERVICES, EXPRESS OR IMPLIED, IN FACT OR IN LAW, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, NON-INFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE.  THE FUND ACKNOWLEDGES THAT THE ELECTRONIC SERVICES, THIRD PARTY DATA AND THIRD PARTY SERVICES ARE PROVIDED “AS IS.”  TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT SHALL CUSTODIAN OR ANY SUPPLIER BE LIABLE FOR ANY DAMAGES, WHETHER DIRECT, INDIRECT SPECIAL, OR CONSEQUENTIAL, WHICH CUSTOMER MAY INCUR IN CONNECTION WITH THE ELECTRONIC SERVICES, THIRD PARTY DATA OR THIRD PARTY SERVICES, EVEN IF CUSTODIAN OR SUCH SUPPLIER KNEW OF THE POSSIBILITY OF SUCH DAMAGES.  IN NO EVENT SHALL CUSTODIAN OR ANY SUPPLIER BE LIABLE FOR ACTS OF GOD, MACHINE OR COMPUTER BREAKDOWN OR MALFUNCTION, INTERRUPTION OR MALFUNCTION OF COMMUNICATION FACILITIES, LABOR DIFFICULTIES OR ANY OTHER SIMILAR OR DISSIMILAR CAUSE BEYOND THEIR REASONABLE CONTROL.

6.             Security; Reliance; Unauthorized Use; Funds Transfers.  Custodian will establish security procedures to be followed in connection with the use of the Electronic Services, and the Fund agrees to comply with the security procedures.  The Fund understands and agrees that the security procedures are intended to determine whether instructions received by Custodian through the Electronic Services are authorized but are not (unless otherwise specified in writing) intended to detect any errors contained in such instructions.  The Fund will cause all persons utilizing the Electronic Services to treat any user and authorization codes, passwords, authentication keys and other security devices with the highest degree of care and confidentiality.  Upon termination of the Fund’s use of the Electronic Services, the Fund shall return to Custodian any security devices (e.g., token cards) provided by Custodian.  Custodian is hereby irrevocably authorized to comply with and rely upon on Written Instructions and other communications, whether or not authorized, received by it through the Electronic Services.  The Fund acknowledges that it has sole responsibility for ensuring that only Authorized Persons use the Electronic Services and that to the fullest extent permitted by applicable law Custodian shall not be

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responsible nor liable for any unauthorized use thereof or for any losses sustained by the Fund arising from or in connection with the use of the Electronic Services or Custodian’s reliance upon and compliance with Written Instructions and other communications received through the Electronic Services.  With respect to instructions for a transfer of funds issued through the Electronic Services, when instructed to credit or pay a party by both name and a unique numeric or alpha-numeric identifier (e.g. ABA number or account number), the Custodian, its affiliates, and any other bank participating in the funds transfer, may rely solely on the unique identifier, even if it identifies a party different than the party named.  Such reliance on a unique identifier shall apply to beneficiaries named in such instructions as well as any financial institution which is designated in such instructions to act as an intermediary in a funds transfer.  It is understood and agreed that unless otherwise specifically provided herein, and to the extent permitted by applicable law, the parties hereto shall be bound by the rules of any funds transfer system utilized to effect a funds transfer hereunder.

7.             Acknowledgments.  Custodian shall acknowledge through the Electronic Services its receipt of each Written Instruction communicated through the Electronic Services, and in the absence of such acknowledgment Custodian shall not be liable for any failure to act in accordance with such Written Instruction and the Fund may not claim that such Written Instruction was received by Custodian.  Custodian may in its discretion decline to act upon any instructions or communications that are insufficient or incomplete or are not received by Custodian in sufficient time for Custodian to act upon, or in accordance with such instructions or communications.

8.             Viruses.  The Fund agrees to use reasonable efforts to prevent the transmission through the Electronic Services of any software or file which contains any viruses, worms, harmful component or corrupted data and agrees not to use any device, software, or routine to interfere or attempt to interfere with the proper working of the Electronic Services.

9.             Encryption.  The Fund acknowledges and agrees that encryption may not be available for every communication through the Electronic Services, or for all data.  The Fund agrees that Custodian may deactivate any encryption features at any time, without notice or liability to the Fund, for the purpose of maintaining, repairing or troubleshooting its systems.

10.           On-Line Inquiry and Modification of Records. In connection with the Fund’s use of the Electronic Services, Custodian may, at the Fund’s request, permit the Fund to enter data directly into a Custodian database for the purpose of modifying certain information maintained by Custodian’s systems, including, but not limited to, change of address information.  To the extent that the Fund is granted such access, the Fund agrees to indemnify and hold Custodian harmless from all loss, liability, cost, damage and expense (including attorney’s fees and expenses) to which Custodian may be subjected or

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which may be incurred in connection with any claim which may arise out of or as a result of changes to Custodian database records initiated by the Fund.

11.           Agents.   the Fund may, on advance written notice to the Custodian, permit its agents and contractors (“Agents”) to access and use the Electronic Services on the Fund’s behalf, except that the Custodian reserves the right to prohibit the Fund’s use of any particular Agent for any reason.  The Fund shall require its Agent(s) to agree in writing to be bound by the terms of the Agreement, and the Fund shall be liable and responsible for any act or omission of such Agent in the same manner, and to the same extent, as though such act or omission were that of the Fund.  Each submission of a Written Instruction or other communication by the Agent through the Electronic Services shall constitute a representation and warranty by the Fund that the Agent continues to be duly authorized by the Fund to so act on its behalf and the Custodian may rely on the representations and warranties made herein in complying with such Written Instruction or communication.  Any Written Instruction or other communication through the Electronic Services by an Agent shall be deemed that of the Fund, and the Fund shall be bound thereby whether or not authorized. The Fund may, subject to the terms of this Agreement and upon advance written notice to the Bank, provide a copy of the Electronic Service user manuals to its Agent if the Agent requires such copies to use the Electronic Services on the Fund’s behalf.  Upon cessation of any such Agent’s services, the Fund shall promptly terminate such Agent’s access to the Electronic Services, retrieve from the Agent any copies of the manuals and destroy them, and retrieve from the Agent any token cards or other security devices provided by Custodian and return them to Custodian.

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